UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

BITMINE IMMERSION TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) amends the definitive proxy statement furnished in connection with the solicitation of proxies by the Board of Directors of Bitmine Immersion Technologies, Inc. (the “Company”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 9, 2025 (the “Proxy Statement”). The Proxy Statement was filed in connection with the Company’s Annual Meeting of Stockholders to be held on January 15, 2026, including any adjournment or postponement thereof (the “Annual Meeting”).

This Amendment clarifies that the Charter Amendment Proposal is considered a “routine” matter under applicable rules, and not a “non-routine” matter, and conforms the disclosure throughout the Proxy Statement and this Amendment to reflect that brokers, banks, trustees, or other nominees may exercise discretionary voting authority on the Charter Amendment Proposal in the absence of voting instructions from beneficial owners.

This Amendment should be read in conjunction with the Proxy Statement.

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. If you wish to change your vote, you can revoke your proxy or change your vote by following the instructions of the section titled “Changing Your Vote and Revoking Your Proxy” on page 4 of the Proxy Statement.

AMENDMENT TO PROXY STATEMENT

The following disclosure amends and restates the second paragraph under the heading “Vote Required” on page 1 of the Proxy Statement as follows:

The affirmative vote of a plurality of the votes cast by the holders of Common Stock voting on the matter is required for the election of directors (the “Director Election Proposal”). The Director Election Proposal is a non-discretionary item; brokers may not vote uninstructed shares on the Director Election Proposal. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required for the approval of the charter amendment (the “Charter Amendment Proposal”). The Charter Amendment Proposal is a routine item and, if your shares are held in the name of a broker, bank or other nominee and you do not provide voting instructions, your broker may vote your shares in its discretion on the Charter Amendment Proposal pursuant to applicable rules; therefore, no broker non votes are expected for the Charter Amendment Proposal. The affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required for the approval of the 2025 Omnibus Incentive Plan (the “Omnibus Incentive Plan Proposal”), and the special, performance-based compensation arrangement for the executive chairman (the “Executive Chairman Compensation Proposal”). Each of the Omnibus Incentive Plan Proposal and the Executive Chairman Compensation Proposal are non-discretionary items; brokers may not vote uninstructed shares on these proposals. Accordingly, you may vote FOR all nominees, vote FOR one or more nominees and WITHHOLD your vote from the other nominee(s), or WITHHOLD your vote from all nominees on the Director Election Proposal. Further, you may vote FOR, AGAINST, OR ABSTAIN from any of the Charter Amendment Proposal, the Omnibus Incentive Plan Proposal, and the Executive Chairman Compensation Proposal.

The following disclosure amends and restates the sixth paragraph under the heading “How to Vote” on page 3 of the Proxy Statement as follows:

If your shares are held in the name of a broker, bank or other nominee (as is the case when you hold shares in a brokerage account), you should receive separate instructions from the record holder of your shares describing how to vote. Please instruct your broker how to vote your shares using the voting instruction form you receive from your broker. Please return your completed proxy card or voting instruction form to your broker and contact the person responsible for your account so that your vote can be counted. If your broker permits you to provide voting instructions by internet or by telephone, you may vote that way as well. If your shares are held in the name of a broker, bank or other nominee and you do not provide voting instructions, your broker may vote your shares in its discretion on the Charter Amendment Proposal (a routine matter), but may not vote your shares on the Director Election Proposal, the Omnibus Incentive Plan Proposal or the Executive Chairman Compensation Proposal (non-discretionary matters).

The following disclosure amends and restates the “Beneficial Owner” paragraph under the heading “The Effect of Not Casting Your Vote, Broker Non-Votes, and Abstentions.” on page 4 of the Proxy Statement as follows:

Beneficial Owner. The Director Election Proposal is a non-discretionary item; therefore, if you do not provide voting instructions to your broker, your broker may not vote your shares on the Director Election Proposal and ‘broker non-votes’ may occur on the Director Election Proposal. By contrast, the Charter Amendment Proposal is a routine item, and, if you do not provide voting instructions to your broker, your broker may exercise discretionary authority to vote your shares on the Charter Amendment Proposal; accordingly, no broker non-votes are expected for the Charter Amendment Proposal. The Omnibus Incentive Plan Proposal and the Executive Chairman Compensation Proposal are non-discretionary items and, absent your instructions, brokers may not vote on those proposals and broker non-votes may occur. If you abstain from voting on the Charter Amendment Proposal, your shares will not be voted in favor of that proposal and, because approval requires the affirmative vote of a majority of the outstanding shares entitled to vote, your abstention will have the same effect as a vote “AGAINST”. Abstentions on the Omnibus Incentive Plan Proposal and Executive Chairman Compensation Proposal are not considered votes cast and therefore will have no effect on the outcome of those proposals.

The following disclosure amends and restates the paragraph under the heading “Required Vote” on page 29 of the Proxy Statement as follows:

Approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote. The Charter Amendment Proposal is a routine item, and if your shares are held in the name of a broker, bank or other nominee and you do not provide voting instructions, your broker may exercise discretionary authority to vote your shares on the Charter Amendment Proposal; accordingly, no broker non-votes are expected for the Charter Amendment Proposal. Neither Delaware law, nor the Charter or Bylaws, provides for appraisal or other similar rights for dissenting stockholders in connection with the proposal. Accordingly, stockholders will have no right to dissent and obtain payment for their shares. Abstentions will have the same effect as a vote “AGAINST” this proposal.

* * * *

Other than the revised language above, no other changes have been made to the Proxy Statement, and the Company’s Board of Directors continues to seek the vote of Company stockholders to be voted on at the Meeting as recommended in the original Proxy Statement. As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting.

Proxies already received will continue to be voted as instructed unless otherwise revoked or changed by a subsequent proxy.

EXCEPT AS DESCRIBED IN THIS AMENDMENT, THE INFORMATION PROVIDED IN THE PROXY STATEMENT REMAINS UNCHANGED. TO THE EXTENT THAT INFORMATION IN THIS AMENDMENT DIFFERS FROM OR UPDATES INFORMATION CONTAINED IN THE PROXY STATEMENT, THE INFORMATION IN THIS AMENDMENT IS MORE CURRENT. THE PROXY STATEMENT CONTAINS ADDITIONAL INFORMATION. THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JANUARY 15, 2026

The Proxy Statement, this Amendment and the Annual Report are available free of charge at https://web.viewproxy.com/BMNR/2026

This Amendment is being filed with the SEC and furnished to stockholders on December 22, 2025.